UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 19, 2014

Date of Report (Date of earliest event reported)

Duke Mountain Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-140177

(Commission File Number)

98-0503336

(I.R.S. Employer Identification No.)

6805 Sundance Trail

Riverside, CA 92506

(Address of principal executive offices)

(951) 907-9911

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 19, 2014, Duke Mountain Resources, Inc. (the “Company”) entered into a promissory note in the principal amount of $27,000 (the “Promissory Note”) with Kalen Capital Corporation, a corporation organized under the laws of British Columbia, Canada. The Promissory Note accrues interest at an annual rate of 7%, is due on March 19, 2016 and may be prepaid by the Company without penalty.

The foregoing description of the Promissory Note is qualified in its entirety by reference to the Promissory Note, a copy of which is attached as Exhibit 10.1 hereto.

SECTION 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated herein by reference.

SECTION 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

The following exhibits are furnished as part of this report:

Number

Description

10.1

Promissory Note dated March 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on March 25, 2014.

Duke Mountain Resources, Inc.

By: /s/ David Gamache

Name:

David Gamache

Title:

President & Chief Executive Officer